Exhibit 99.1

MCEWEN MINING DISCOVERS ADDITIONAL GOLD

AT EL GALLO PHASE 1 PRODUCTION AREA

TORONTO, ONTARIO - (JULY 19, 2012) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce exploration drill results from its 100% owned El Gallo Complex, in Sinaloa State, Mexico. Drilling has extended the known mineralized zones within the Phase 1 production area, where mine commissioning is underway (Fig. 1). The most impressive hole returned 1.1 gpt gold over 71.3 m, including 6.6 gpt gold over 4.9 m, which is believed to be the widest intersection of +1 gpt gold recorded at the property (Fig. 2 & 3).

“One of the best ways to stagnate in the mining industry is to stop exploration. We have no intention of doing so. Our properties continue to yield intriguing discoveries,” stated Rob McEwen, Chief Owner.

El Gallo Phase 1 Exploration Drill Results

Drilling within the El Gallo Phase 1 area commenced during the Second Quarter with the objective of expanding the size of the overall gold resources (M&I: 566,508 gold ounces; Inferred: 271,081 gold ounces)* in order to increase the current mine life (approximately 6-7 yrs). The majority of the drilling has focused on extending the limits of the Lupita vein (Fig. 1 & 2), to the southwest and at depth. Five of the seven holes were successful. The most important hole is MLX-013. This hole is located approximately 200 m southwest of the planned Lupita open pit, in an area that has seen limited exploration. The mineralization remains open in several directions.

Hole	From (m)	To (m)	Thickness (m)	Gold Grade (GPT)
MLX-008	47.7	61.6	13.9	1.7
Including	53.1	58.3	5.2	3.0

MLX-009	165.0	183.1	18.1	2.0
Including	165.0	165.8	0.8	40.9

MLX-010	0.0	4.3	4.3	1.5

MLX-012	114.8	133.4	18.6	2.1
Including	129.7	131.2	1.5	20.8

MLX-013	50.0	121.3	71.3	1.1
Including	76.1	81.0	4.9	6.6
Including	95.2	96.6	1.4	6.5

Holes MLX-012 and MLX-009 were completed approximately 30 meters below the previous drilling in order to

{00486924.1}McEwen Mining Inc.

extend the known mineralization. These holes demonstrate that the zone remains open for possible expansion at depth. Hole MLX-010 was drilled in order to extend the mineralization near surface.

Drilling to follow-up on these results is underway. Three core drills are currently focused within in the Phase 1 area and two holes to expand the mineralization encountered in MLX-013 have already been completed.

About El Gallo

The El Gallo Complex is located in Sinaloa State, Mexico. Phase 1 construction is nearing completion, with production scheduled to begin during the Third Quarter. Phase 1 production will average 30,000 ounces of gold per year. Phase 2, where a feasibility study is currently being completed and scheduled to be released during the Third Quarter, is forecasted to add an additional 100,000 ounces of gold and gold equivalent. Combined both phases of production are scheduled to produce approximately 130,000 ounces of gold and gold equivalent.

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high growth, low-cost, mid-tier gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo Complex in Sinaloa, Mexico; the Gold Bar Project in Nevada, US; the Los Azules Project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Nevada and Mexico. In 2012, McEwen Mining is planning to spend approximately US$40 million on exploration.

McEwen Mining has 267,919,384 shares issued and outstanding. Rob McEwen, Chairman, President and Chief Owner, owns 25% of the shares of the Company.  As of March 31, 2012, McEwen Mining had cash and liquid assets of US$66.7 million, comprised of cash of US$41.1 million, silver and gold bullion at market value of US$21.4 million and marketable securities of US$1.1 million.  The Company continues to hold a significant portion of its treasury in bullion with the belief that prices will continue to rise.

TECHNICAL INFORMATION:

This news release has been reviewed and approved by John Read, CPG, McEwen Mining’s consulting geologist, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by McEwen Mining at its Mexican exploration properties. Mr. Read is not considered independent of the Company as defined in Section 1.5 of NI 43-101. Samples from the core drilling were split on-site at the Company’s El Gallo Complex. One half of the split drill core is shipped to ALS Chemex for sample preparation and analysis by 4-acid digestion with ICP determination for silver and fire assay for gold. Samples returning greater than 1500 ppm silver or 10 ppm gold were re-analyzed using gravimetric fire assay. Standards and blanks were inserted every 20 samples. All holes were drilled with HQ bits and reduced to NTW where required. Samples were taken based on lithologic and/or mineralized intervals and vary in length. In some cases the true width of the mineral zones has not been determined.

The current resource estimate for the El Gallo Complex (as disclosed by McEwen Mining in its June 5, 2012 news release and which supercedes the resource estimate contained in the El Gallo PEA (see below)) was prepared by Brian Hartman P.Geo and Richard J. Kehmeier, CPG of Pincock, Allen and Holt (in-pit resources), each considered independent of the Company as defined in Section 1.5 of NI 43-101. All other resources were prepared by John Read CPG, Senior Geological Consultant to McEwen Mining. For additional information about the El Gallo Complex see also the “Preliminary Economic Assessment for the El Gallo District, Sinaloa State Mexico” dated February 11, 2011 and prepared by Paul Gates, PE, Richard Addison, PE, Aaron

McMahon, PG of Pincock Allen & Holt of Denver, Colorado (“El Gallo PEA”). All three individuals are Qualified Persons as defined by NI 43-101 and are independent of US Gold Corporation as defined in Section 1.4 of NI 43-101 and Section 3.5 of Companion Policy 43-101CP. The El Gallo PEA is available under McEwen Mining’s profile on SEDAR (www.sedar.com).

* The El Gallo gold resource totals Measured & Indicated: 566,508 oz. (34,400,000 tonnes @ 0.51 gpt) and Inferred: 271,081 oz. (27,600,000 tonnes @ 0.31 gpt).

CAUTIONARY NOTE TO US INVESTORS

McEwen Mining prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

McEwen Mining (including in its preparation of the El Gallo PEA) prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com

Table 1. All Holes From Lupita Vein

Hole	From (m)	To (m)	Thickness (m)	Gold Grade (GPT)	Dip (Degrees)	Azimuth (Degrees)	Easting (Degrees)	Northing (Degrees)
MLX-007	91.2	93.5	2.3	2.2	-60	315	217769	2836286

MLX-008	47.7	61.6	13.9	1.7	-60	315	217809	2836324
Including	53.1	58.3	5.2	3.0

MLX-009	165.0	183.1	18.1	2.0	-65	315	217870	2836304
Including	165.0	165.8	0.8	40.9

MLX-010	0.0	4.3	4.3	1.5	-60	315	217824	2836414

MLX-011	76.4	135.6	59.2	0.3	-73	315	217858	2836389

MLX-012	114.8	133.4	18.6	2.1	-80	315	217860	2836374
Including	129.7	131.2	1.5	20.8

MLX-013	50.0	121.3	71.3	1.1	-50	315	217551	2836138
Including	76.1	81.0	4.9	6.6
Including	95.2	96.6	1.4	6.5

McEWEN MINING

El Gallo Phase 1 Mine Commissioning

Figure 1
July 2012

Crusher assembly

Heap leach pad expansion

Process ponds and plant

Pre-stripping

McEWEN MINING

El Gallo Phase 1 Area Drill Hole Locations

Figure 2
July 2012

216000
217000
218000
Legend
Lupita Drill Holes
Resource Footprint
Pit Design
Magistral Mine Boundary
2838000
2837000
2836000
MLX-009
MLX-012
MLX-011
MLX-010
MLX-008
MLX-007
M&I: 113,354 oz Au
Figure 3
MLX-013
M&I: 44,403 oz Au
0
500
Meters
0
1,000
Feet
N

McEwen Mining Lupita Vein Cross Sectional View - Hole MLX-013

Figure 3
July 2012

450 Ele
400 Ele
350 Ele
300 Ele
250 Ele
200 Ele
1.1 gpt Au / 71.3 m
incl. 6.5 gpt Au / 4.9 m
MLX-013
Legend
Measured Resource
Indicated Resource
New Core Hole
Previous RC Hole
Mineralization Open